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                                                                  Exhibit 10.6.1

      Amendment Number 1 to Employment Agreement between Manfred Hanuschek and CTI Group (Holdings), Inc.

         This Amendment Number 1 to Employment Agreement between Manfred Hanuschek ("Employee") and CTI Group (Holdings), Inc. ("Company"), is entered into as of January 18, 2002.

         Employee and Company are parties to an Employment Agreement dated as of May 30, 2000 ("Employment Agreement") and desire to amend the Employment Agreement as set forth below.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the respective meanings specified for such terms in the Employment Agreement.

         2. The last two sentences of Section 1 of the Employment Agreement are deleted and replaced in their entirety with the following:

         "The parties agree that Company shall be entitled to require Employee to relocate to its headquarters location. Company shall reimburse Employee for all reasonable moving and relocation expenses and real estate commissions payable on the sale and mortgage application fees and points on the purchase of Employee's primary residence incurred in connection with such relocation."

         3. Section 2.1 of the Employment Agreement is deleted and replaced in its entirety as follows:

         "2.1 Term. The initial term of Employee's employment under this Agreement shall be a period of three (3) years (the "Initial Term") commencing as of January 18, 2002, unless sooner terminated in accordance with the other provisions of this Agreement. At the end of the Initial Term, this Agreement shall automatically renew for successive periods of one year (each a "Renewal Term" and together with the Initial Term, the "Term") unless either party provides written notice of termination ("Notice of Termination") to the other party at least six (6) months prior to the end of the then current Initial or Renewal Term. In such event, this Agreement shall terminate at the end of the then current Initial or Renewal Term. Employee shall be entitled to a severance payment equal to half his then current annual Salary and continued group medical and dental benefits and automobile allowance for a six month period following termination of employment. The severance payment shall be made in the same periodic installments that payments of Salary are being made at the time. In the event that Company provides such termination notice during the Initial Term, and if Employee relocated during the Initial Term pursuant to Section 1, then Employee shall be reimbursed for reasonable relocation and moving expenses and real estate commissions payable on the sale and purchase of Employee's primary residence incurred to return to the Philadelphia, Pennsylvania metropolitan area if such return is within one year after the end of the Initial Term."


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         4. The second and third sentences of Section 2.2 of the Employment
Agreement are deleted and replaced in their entirety as follows:

         "Such notice shall be provided no later than two months after: 1) the date of the Change of Control or 2) June 30, 2002 in the event of a Change of Management. In the event of a termination pursuant to this
         Section 2.2, Employee shall be entitled to a severance payment equal to his then current annual Salary (as defined in Section 3.1), payable over a 12 month period after the termination date, in the same periodic installments that payments of Salary are being made at the time and continued group medial and dental benefits over the 12 month period."

         5. The first sentence of Section 3.1 of the Employment Agreement is deleted and replaced in its entirety as follows:

         "Company shall pay to Employee as compensation for all services rendered hereunder a base salary of not less than $175,000 per year ("Salary"), payable in accordance with Company's normal payroll practices for employees."

         6. Section 4.2.1 of the Employee Agreement is deleted and replaced in its entirety as follows:


         "4.2.1 Termination upon Disability. If Employee becomes disabled, Employee shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of twelve months following the Onset of Disability (as defined in this Section 4.2.1). Any amounts due to Employee under this Section 4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Employee under any Company disability insurance policy or plan ("Disability Payments") provided to Employee by Company. "Onset of Disability" means the first day on which Employee shall be unable to attend to his duties on a full time basis for any 25-day period by reason of physical or mental incapacity, sickness or infirmity. Company will notify Employee within 14 days in writing upon having made a determination of the Onset of Disability. If Employee's disability continues for more than six months or for periods aggregating more than six months during any twelve month period after the Onset of Disability then, Company shall have the right to terminate Employee's employment immediately upon notice, and all of his rights to compensation and benefits in this Agreement shall simultaneously terminate, except that Employee shall be entitled to any unpaid portion of his Salary and to any Salary and


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         benefits which are to be continued or paid after the Date of
         Termination in accordance with the the first sentence of this Section
         4.2.1. A determination of Employee's disability shall be subject to the certification of a qualified physician agreed to by Company and Employee or, in the event of Employee's incapacity to designate a physician, Employee's legal representative. In the absence of agreement between Company and Employee, each party shall nominate a qualified physician and the two physicians shall select a third physician, who shall make the determination as to disability."

         7. The first pharagraph of Section 5.3 is deleted and replaced in its entirety as follows:

         "5.3.2 Non-competition. During the term of Employee's employment, hereunder and for a period of six (6) months thereafter and, if required to be made in accordance with Sections 2.1 and 2.2 of this Agreement, so long as the required severance payment continues to be made in a timely manner consistent with the Company's historical policies. Employee shall not, except with Company's express prior written consent, directly, or indirectly, in any capacity, for the benefit of any Person."

         8. The addresses set forth for the Company and its attorneys set forth in Section 6.1 are hereby deleted and replaced in their entireties as follows:

         "If to Company:

                   CTI Group (Holdings) Inc.
                   333 North
                   Alabama Street
                   Suite 240
                   Indianapolis, IN 46204
                   Attention: President

         with a copy to:

                   Blank Rome Cornisky & McCauley LLP
                   One Logan Square
                   Philadelphia, PA 19103
                   Attention: Michael H. Leeds"

         9. The first parenthetical of the second sentence at Section 4.2.3 is deleted and replaced in its entirety with the following:

                   ". . .(1) Employee materially breaches, neglects or fails to perform his duties under this Agreement (other than such failure resulting from Employee's incapacity due to physical or mental illness within the meaning of Section 4.2.2). . ."

         10. All other provisions of the Employment Agreement shall not be affected by this Amendment Number 1 and shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Employment Agreement between Manfred Hanuschek and CTI Group (Holdings), Inc.

                                                       CTI GROUP (HOLDINGS) INC.



                                                       By:
                                                         ----------------------
                                                           Harold Garrison,
                                                           Chairman of the
                                                           Board


                                                          ----------------------
                                                          Manfred Hanuschek


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